July 20, 2016                                 FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Paul Shoukry, 727.567.5133
raymondjames.com/media

RAYMOND JAMES FINANCIAL REPORTS THIRD QUARTER FISCAL 2016 RESULTS

•	Record quarterly net revenues of $1.36 billion, up 3 percent over the prior year’s fiscal third quarter and 4 percent over the preceding quarter

•	Quarterly net income of $125.5 million, or $0.87 per diluted share, and adjusted quarterly net income of $134.0 million, or $0.93 per diluted share (1)

•	Record client assets under administration of $534.5 billion, growth of 7 percent over June 2015 and 4 percent over March 2016

•	Record Private Client Group financial advisors of 6,834, increases of 327 over June 2015 and 69 over March 2016

•	Record net loans at Raymond James Bank of $14.8 billion, and record financial assets under management of $71.7 billion

ST. PETERSBURG, Fla - Raymond James Financial, Inc. (NYSE: RJF) today reported record quarterly net revenues of $1.36 billion and quarterly net income of $125.5 million, or $0.87 per diluted share, for the fiscal third quarter ended June 30, 2016. Excluding $13.4 million of acquisition-related expenses, adjusted net income for the quarter was $134.0 million, or $0.93 per diluted share, on a non-GAAP basis.(1)

All four of our core operating segments contributed to the firm’s revenue growth during the quarter. The Private Client Group segment, Asset Management segment and Raymond James Bank generated record quarterly revenues. The Capital Markets segment also experienced positive growth in revenues, bolstered by robust client activity levels in the Fixed Income division. Quarterly net income of $125.5 million, which was negatively impacted by $13.4 million of acquisition-related expenses, declined 6 percent compared to net income of $133.2 million generated in the prior year’s fiscal third quarter and was essentially flat compared to the preceding quarter. On an adjusted basis, quarterly net income of $134.0 million(1) increased 3 percent compared to the preceding quarter, primarily lifted by earnings growth in the Capital Markets segment and record quarterly pre-tax income in Raymond James Bank.

“For the first three quarters of fiscal 2016, each of our core operating segments generated record revenues, enabling the firm to generate record net revenues of $3.94 billion during this period, which reinforces the value of our client-focused, diversified business model,” said CEO Paul Reilly. “Looking forward, our growth should continue to be aided by the new records we achieved for client assets under administration, financial assets under management, the number of Private Client Group financial advisors, and net loans outstanding at Raymond James Bank.”

Segment Results

Private Client Group

•	Record quarterly net revenues of $900.5 million, up 1 percent compared to the prior year’s fiscal third quarter and 2 percent compared to the preceding quarter

•	Quarterly pre-tax income of $81.9 million, down 5 percent compared to the prior year’s fiscal third quarter and 2 percent compared to the preceding quarter

•	Record Private Client Group assets under administration of $506.0 billion, increases of 6 percent over June 2015 and 4 percent over March 2016

•	Record Private Client Group financial advisors of 6,834, representing net additions of 327 over June 2015 and 69 over March 2016

Private Client Group revenues benefited from beginning the quarter with higher assets in fee-based accounts, which ended the quarter at $206.7 billion, representing over 40 percent of client assets in the segment and reflecting solid growth of 11 percent over June 2015 and 5 percent over March 2016. Private Client Group revenues were also helped by a rise in account and service fees, which was primarily attributable to higher fees earned on client cash balances in the Raymond James Bank Deposit Program as well as growth in mutual fund service fees. Transactional revenues in the segment remain subdued, partially offsetting the positive revenue drivers. Furthermore, the segment’s pre-tax income was negatively impacted by elevated legal and regulatory expenses during the quarter.

“Record quarterly revenues in the Private Client Group segment were driven by record client assets and strong financial advisor recruiting and retention results,” Reilly said. “We look forward to establishing the new Alex. Brown division (2) of Raymond James upon closing the acquisition of the US Private Client Services unit of Deutsche Bank Wealth Management, which is on track for September 2016. We are also excited about the pending 3Macs acquisition, which will be a high-quality addition to our Private Client Group in Canada.”

Capital Markets

•	Quarterly net revenues of $251.6 million, increases of 8 percent over last year’s fiscal third quarter and 6 percent over the preceding quarter

•	Quarterly pre-tax income of $32.8 million, up a substantial 79 percent over last year’s fiscal third quarter and 17 percent over the preceding quarter

•	Very strong quarterly results for the Fixed Income division, led by a surge in net trading profits

•	Investment banking revenues in the quarter of $72.7 million declined 6 percent compared to last year’s fiscal third quarter but increased 6 percent compared to the preceding quarter

Revenue growth in the Capital Markets segment was primarily a result of record trading profits during the quarter, while both institutional equity and fixed income commissions improved over the prior year. Both trading profits and commissions were helped by the increased market volatility following the “Brexit” vote in June. While investment banking revenues did improve compared to the preceding quarter, a difficult market environment for equity underwriting, particularly in the energy and real estate sectors, resulted in a 6 percent decline in quarterly investment banking revenues compared to last year’s third quarter.

“We are pleased with the excellent results generated by the Fixed Income division during the quarter,” Reilly said. “We were also happy to welcome the Mummert & Company team to the Raymond James family during the quarter, which significantly enhances our M&A capabilities in Europe.”

Asset Management

•	Record quarterly net revenues of $100.9 million, up 2 percent compared to the prior year’s fiscal third quarter and 4 percent compared to the preceding quarter

•	Quarterly pre-tax income of $32.5 million, increases of 3 percent over the prior year’s fiscal third quarter and 4 percent over the preceding quarter

•	Record financial assets under management of $71.7 billion, up 2 percent compared to June 2015 and 4 percent compared to March 2016

The Asset Management segment continues to benefit from growth in financial assets under management, which was driven by increased utilization of managed programs by clients of the Private Client Group segment as well as market appreciation.

Raymond James Bank

•	Record quarterly net revenues of $126.6 million, a substantial increase of 22 percent compared to the prior year’s fiscal third quarter and up 1 percent compared to the preceding quarter

•	Record quarterly pre-tax income of $88.9 million, a significant increase of 14 percent compared to the prior year’s fiscal third quarter and up 4 percent compared to the preceding quarter

•	Record net loans at Raymond James Bank of $14.8 billion, growth of 23 percent over June 2015 and 3 percent over the preceding quarter

Record quarterly results for the Bank were driven by balanced loan growth and a resilient net interest margin, which was 3.10 percent for the quarter. The bank loan loss provision of $3.5 million, which was largely due to net loan growth, was higher compared to the benefit in last year’s fiscal third quarter but was down 64 percent compared to the preceding quarter, as the credit quality of the Bank’s loan portfolio remained fairly stable.

Other

For the quarter, total revenues in the Other segment, which consist primarily of private equity valuation gains, were $17.2 million, of which $7.4 million were attributable to noncontrolling interests. The Other segment also included $13.4 million of acquisition-related expenses during the quarter.

On July 12, we announced the closing of a registered underwritten public offering of $500 million in aggregate principal amount of 3.625 percent senior notes due in 2026 and $300 million in aggregate principal amount of 4.95 percent senior notes due in 2046. The aggregate net proceeds after underwriting discounts and commissions and estimated expenses were approximately $791.4 million, and are expected to be used for working capital and for general corporate purposes.

“Our unwavering focus on serving our advisors and their clients continues to produce attractive long-term returns for our shareholders,” said Reilly. “With many of our operating metrics entering the fiscal fourth quarter at record levels, all of our businesses remain well-positioned to serve our clients while also generating superior returns to our shareholders in any market environment.”

(1)
“Adjusted net income and EPS” are non-GAAP financial measures. Please see the schedule on p.13 of this release for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures, and for other important disclosures.

(2)
All references to "Alex. Brown” are intended for illustrative purposes only and are conditioned upon the closing of the transaction whereby Raymond James has agreed to acquire the US Private Client Services unit of Deutsche Bank Wealth Management.

A conference call to discuss the results will take place tomorrow morning, Thursday, July 21, at 8:15 a.m. ET. For a listen only connection, please call: 877-666-1952 (conference code: 47526224), or visit raymondjames.com/analystcall for a live audio webcast. An audio replay of the call will be available until 5:00 p.m. ET on January 15, 2017, on the Investor Relations page of our website at www.raymondjames.com.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 6,800 financial advisors serving in excess of 2.8 million client accounts in more than 2,800 locations throughout the United States, Canada and overseas. Total client assets are approximately $535 billion. Public since 1983, the firm has been listed on the New York Stock Exchange since 1986 under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions and divestitures, anticipated results of litigation and regulatory developments or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Raymond James Financial, Inc. Selected financial highlights (Unaudited)

Summary results of operations
	Three months ended
	June 30, 2016	June 30, 2015	% Change	March 31, 2016	% Change
	($ in thousands, except per share amounts)
Total revenues	$1,386,693	$1,348,713	3%	$1,340,918	3%
Net revenues	$1,358,482	$1,320,989	3%	$1,311,494	4%
Pre-tax income	$197,765	$208,130	(5)%	$198,118	—
Net income	$125,504	$133,195	(6)%	$125,847	—

Earnings per common share:
Basic	$0.89	$0.93	(4)%	$0.89	—
Diluted	$0.87	$0.91	(4)%	$0.87	—

Non-GAAP measures:(1)
Adjusted pre-tax income	$211,210	—		$204,133	3%
Adjusted net income	$134,030	—		$129,662	3%
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$0.95	—		$0.91	4%
Non-GAAP diluted	$0.93	—		$0.90	3%

	Nine months ended
	June 30, 2016	June 30, 2015	% Change
	($ in thousands, except per share amounts)
Total revenues	$4,029,137	$3,941,181	2%
Net revenues	$3,944,493	$3,859,227	2%
Pre-tax income	$564,221	$591,358	(5)%
Net income	$357,680	$372,954	(4)%

Earnings per common share:
Basic	$2.51	$2.61	(4)%
Diluted	$2.47	$2.55	(3)%

Non-GAAP measures:(1)
Adjusted pre-tax income	$585,553	—
Adjusted net income	$371,203	—
Non-GAAP earnings per common share:(1)
Non-GAAP basic	$2.61	—
Non-GAAP diluted	$2.56	—

(1)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation. There are no comparable non-GAAP measures for the three or any quarterly period during the nine months ended June 30, 2015.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Three months ended
	June 30, 2016		June 30, 2015	% Change	March 31, 2016		% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$871,764		$874,606	—	$853,330		2%
Investment banking	72,714		76,988	(6)%	68,704		6%
Investment advisory and related administrative fees	96,156		96,235	—	93,877		2%
Interest	163,810		137,147	19%	161,567		1%
Account and service fees	129,334		113,866	14%	127,528		1%
Net trading profit	29,795		16,216	84%	14,415		107%
Other	23,120		33,655	(31)%	21,497		8%
Total revenues	1,386,693		1,348,713	3%	1,340,918		3%
Interest expense	(28,211)		(27,724)	2%	(29,424)		(4)%
Net revenues	1,358,482		1,320,989	3%	1,311,494		4%
Non-interest expenses:
Compensation, commissions and benefits	908,899		901,342	1%	887,945		2%
Communications and information processing	71,717		69,267	4%	68,482		5%
Occupancy and equipment costs	40,825		40,269	1%	40,891		—
Clearance and floor brokerage	10,214		9,648	6%	10,517		(3)%
Business development	36,488		40,127	(9)%	35,417		3%
Investment sub-advisory fees	15,030		15,293	(2)%	14,282		5%
Bank loan loss provision	3,452		(3,009)	NM	9,629		(64)%
Acquisition-related expenses	13,445	(1)	—	NM	6,015	(1)	124%
Other	66,962		46,757	43%	48,112		39%
Total non-interest expenses	1,167,032		1,119,694	4%	1,121,290		4%
Income including noncontrolling interests and before provision for income taxes	191,450		201,295	(5)%	190,204		1%
Provision for income taxes	72,261		74,935	(4)%	72,271		—
Net income including noncontrolling interests	119,189		126,360	(6)%	117,933		1%
Net loss attributable to noncontrolling interests	(6,315)		(6,835)	8%	(7,914)		20%
Net income attributable to Raymond James Financial, Inc.	$125,504		$133,195	(6)%	$125,847		—

Net income per common share – basic	$0.89		$0.93	(4)%	$0.89		—
Net income per common share – diluted	$0.87		$0.91	(4)%	$0.87		—
Weighted-average common shares outstanding – basic	141,165		143,252		141,472
Weighted-average common and common equivalent shares outstanding – diluted	143,952		146,493		144,012

(1)	Includes acquisition-related expenses incurred to date associated with our announced acquisitions.

Raymond James Financial, Inc. Consolidated Statements of Income (Unaudited)

	Nine months ended
	June 30, 2016		June 30, 2015	% Change
	($ in thousands, except per share amounts)
Revenues:
Securities commissions and fees	$2,574,756		$2,568,829	—
Investment banking	198,971		228,766	(13)%
Investment advisory and related administrative fees	288,574		286,012	1%
Interest	467,848		403,669	16%
Account and service fees	373,685		336,990	11%
Net trading profit	66,379		42,157	57%
Other	58,924		74,758	(21)%
Total revenues	4,029,137		3,941,181	2%
Interest expense	(84,644)		(81,954)	3%
Net revenues	3,944,493		3,859,227	2%
Non-interest expenses:
Compensation, commissions and benefits	2,663,254		2,621,830	2%
Communications and information processing	212,337		196,014	8%
Occupancy and equipment costs	123,505		121,100	2%
Clearance and floor brokerage	30,727		32,734	(6)%
Business development	112,529		119,607	(6)%
Investment sub-advisory fees	43,866		44,535	(2)%
Bank loan loss provision	26,991		10,293	162%
Acquisition-related expenses	21,332	(1)	—	NM
Other	166,123		137,537	21%
Total non-interest expenses	3,400,664		3,283,650	4%
Income including noncontrolling interests and before provision for income taxes	543,829		575,577	(6)%
Provision for income taxes	206,541		218,404	(5)%
Net income including noncontrolling interests	337,288		357,173	(6)%
Net loss attributable to noncontrolling interests	(20,392)		(15,781)	(29)%
Net income attributable to Raymond James Financial, Inc.	$357,680		$372,954	(4)%

Net income per common share – basic	$2.51		$2.61	(4)%
Net income per common share – diluted	$2.47		$2.55	(3)%
Weighted-average common shares outstanding – basic	141,902		142,303
Weighted-average common and common equivalent shares outstanding – diluted	144,618		145,870

(1)	Includes acquisition-related expenses incurred to date associated with our announced acquisitions.

Raymond James Financial, Inc. Segment Results (Unaudited)

	Three months ended
	June 30, 2016	June 30, 2015	% Change	March 31, 2016	% Change
	($ in thousands)
Total revenues:
Private Client Group	$903,223	$894,727	1%	$883,019	2%
Capital Markets	256,734	237,680	8%	241,127	6%
Asset Management	100,954	98,899	2%	96,842	4%
RJ Bank	132,747	107,244	24%	131,312	1%
Other (1)	17,170	28,890	(41)%	9,872	74%
Intersegment eliminations	(24,135)	(18,727)		(21,254)
Total revenues	$1,386,693	$1,348,713	3%	$1,340,918	3%

Net revenues:
Private Client Group	$900,527	$892,162	1%	$880,257	2%
Capital Markets	251,572	233,133	8%	237,153	6%
Asset Management	100,940	98,848	2%	96,824	4%
RJ Bank	126,584	103,873	22%	125,260	1%
Other (1)	28	9,657	(100)%	(9,629)	NM
Intersegment eliminations	(21,169)	(16,684)		(18,371)
Total net revenues	$1,358,482	$1,320,989	3%	$1,311,494	4%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$81,911	$86,363	(5)%	$83,232	(2)%
Capital Markets	32,769	18,287	79%	28,087	17%
Asset Management	32,507	31,554	3%	31,123	4%
RJ Bank	88,930	78,008	14%	85,134	4%
Other (1)	(38,352)	(6,082)	(531)%	(29,458)	(30)%
Pre-tax income (excluding noncontrolling interests)	$197,765	$208,130	(5)%	$198,118	—

Continued on next page

(the text of the footnote in the above table is on the following page)

Raymond James Financial, Inc. Segment Results (Unaudited) (continued from previous page)

	Nine months ended
	June 30, 2016	June 30, 2015	% Change
	($ in thousands)
Total revenues:
Private Client Group	$2,660,687	$2,617,604	2%
Capital Markets	727,508	711,775	2%
Asset Management	298,034	292,551	2%
RJ Bank	376,785	315,590	19%
Other (1)	31,442	56,462	(44)%
Intersegment eliminations	(65,319)	(52,801)
Total revenues	$4,029,137	$3,941,181	2%

Net revenues:
Private Client Group	$2,653,130	$2,607,929	2%
Capital Markets	715,251	700,180	2%
Asset Management	297,978	292,488	2%
RJ Bank	360,240	307,301	17%
Other (1)	(24,379)	(1,653)	NM
Intersegment eliminations	(57,727)	(47,018)
Total net revenues	$3,944,493	$3,859,227	2%

Pre-tax income (loss) (excluding noncontrolling interests):
Private Client Group	$234,283	$254,527	(8)%
Capital Markets	86,024	66,788	29%
Asset Management	96,996	102,445	(5)%
RJ Bank	239,929	213,628	12%
Other (1)	(93,011)	(46,030)	(102)%
Pre-tax income (excluding noncontrolling interests)	$564,221	$591,358	(5)%

The text of the footnote to the above table and to the table on the previous page is as follows:

(1)
The Other segment includes the results of our principal capital and private equity activities as well as certain corporate overhead costs of RJF, including the interest costs on our public debt, and the acquisition and integration costs associated with certain acquisitions (including expenses incurred to-date associated with our announced acquisitions).

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Details of certain key revenue and expense components:
	Three months ended
	June 30, 2016	June 30, 2015		% Change	March 31, 2016	% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$739,546	$750,430		(1)%	$722,099	2%
Capital Markets segment institutional sales commissions:
Equity commissions	58,916	54,575		8%	56,938	3%
Fixed Income commissions	79,306	75,557		5%	80,208	(1)%
All other segments	32	75		(57)%	31	3%
Intersegment eliminations	(6,036)	(6,031)			(5,946)
Total securities commissions and fees	$871,764	$874,606		—	$853,330	2%

Investment banking revenues:
Equity:
Underwritings	$14,373	$22,466		(36)%	$6,743	113%
Mergers & acquisitions and advisory fees	36,068	31,136		16%	35,218	2%
Fixed Income investment banking revenues	10,562	10,897		(3)%	11,084	(5)%
Tax credit funds syndication fees	11,567	12,345		(6)%	15,564	(26)%
Other	144	144		—	95	52%
Total investment banking revenues	$72,714	$76,988		(6)%	$68,704	6%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$12,740	$13,126		(3)%	$4,196	204%
Realized gain on sale or redemptions of auction rate securities	—	11,040	(1)	NM	—	NM
All other revenues	10,380	9,489		9%	17,301	(40)%
Total other revenues	$23,120	$33,655		(31)%	$21,497	8%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$14,000	$10,600		32%	$9,389	49%
All other expenses	52,962	36,157		46%	38,723	37%
Total other expenses	$66,962	$46,757		43%	$48,112	39%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$7,369	$2,659		177%	$388	NM
Consolidation of low-income housing tax credit funds	(14,527)	(10,898)		(33)%	(9,945)	(46)%
Other	843	1,404		(40)%	1,643	(49)%
Total net loss attributable to noncontrolling interests	$(6,315)	$(6,835)		8%	$(7,914)	20%

Continued on next page

(the text of the footnotes in the above table are on the following page)

Raymond James Financial, Inc. Selected key metrics (Unaudited) (continued from previous page)

Details of certain key revenue and expense components:
	Nine months ended
	June 30, 2016	June 30, 2015		% Change
	($ in thousands)
Securities commissions and fees:
PCG segment securities commissions and fees	$2,186,127	$2,188,050		—
Capital Markets segment institutional sales commissions:
Equity commissions	175,244	184,702		(5)%
Fixed Income commissions	231,147	214,567		8%
All other segments	97	220		(56)%
Intersegment eliminations	(17,859)	(18,710)
Total securities commissions and fees	$2,574,756	$2,568,829		—

Investment banking revenues:
Equity:
Underwritings	$30,738	$56,282		(45)%
Mergers & acquisitions and advisory fees	102,076	119,633		(15)%
Fixed Income investment banking revenues	30,245	28,407		6%
Tax credit funds syndication fees	35,520	24,195		47%
Other	392	249		57%
Total investment banking revenues	$198,971	$228,766		(13)%

Other revenues:
Realized/unrealized gain attributable to private equity investments	$17,884	$35,646		(50)%
Realized gain on sale or redemptions of auction rate securities	—	11,067	(1)	(100)%
All other revenues	41,040	28,045		46%
Total other revenues	$58,924	$74,758		(21)%

Other expenses:
Losses of real estate partnerships held by consolidated variable interest entities (2)	$32,397	$29,683		9%
All other expenses	133,726	107,854		24%
Total other expenses	$166,123	$137,537		21%

Net (loss) income attributable to noncontrolling interests:
Private equity investments	$8,809	$11,079		(20)%
Consolidation of low-income housing tax credit funds	(33,176)	(31,508)		(5)%
Other	3,975	4,648		(14)%
Total net loss attributable to noncontrolling interests	$(20,392)	$(15,781)		(29)%

The text of the footnotes to the above table and to the table on the previous page are as follows:

(1) The total for the three and nine months ended June 30, 2015 includes an $11 million realized gain on the sale of Jefferson County, Alabama Limited Obligation School Warrants auction rate securities.

(2) Nearly all of these losses are attributable to noncontrolling interests. After adjusting for the portion attributable to noncontrolling interests, RJF’s share of these losses is insignificant in all periods presented.

Raymond James Financial, Inc. Selected key metrics (Unaudited)

Selected key financial metrics:
	As of
	June 30, 2016			June 30, 2015		March 31, 2016
Total assets	$28.8	bil.	(1)	$24.8	bil.	$27.8	bil.
Shareholders’ equity (attributable to RJF)	$4,747	mil.		$4,473	mil.	$4,635	mil.

Book value per share	$33.60			$31.16		$32.88

Return on equity - quarter (annualized)	10.7%			12.0%		10.8%
Return on equity - quarter computed based on non-GAAP measures (annualized)	11.4%		(2)	—		11.2%		(2)

Return on equity - year to date (annualized)	10.3%			11.5%		10.1%
Return on equity - year to date computed based on non-GAAP measures (annualized)	10.7%		(2)	—		10.3%		(2)

Common equity tier 1 capital ratio	21.2%		(1)	21.3%		20.9%
Tier 1 capital ratio	21.2%		(1)	21.3%		20.9%
Total capital ratio	22.3%		(1)	22.2%		21.9%
Tier 1 leverage ratio	15.6%		(1)	16.7%		15.3%

Pre-tax margin on net revenues - quarter	14.6%			15.8%		15.1%
Pre-tax margin on net revenues - quarter - non-GAAP	15.6%		(3)	—		15.6%		(3)
Pre-tax margin on net revenues - year to date	14.3%			15.3%		14.2%
Pre-tax margin on net revenues - year to date - non-GAAP	14.8%		(3)	—		14.5%		(3)

Effective tax rate - quarter	36.5%			36.0%		36.5%
Effective tax rate - year to date	36.6%			36.9%		36.6%

Private Client Group financial advisors:
	As of
	June 30, 2016	June 30, 2015	March 31, 2016
Employees	2,821	2,712	2,787
Independent contractors	4,013	3,795	3,978
Total advisors	6,834	6,507	6,765

Selected client asset metrics:
	As of
	June 30, 2016	June 30, 2015	% Change	March 31, 2016	% Change
	($ in billions)
Client assets under administration	$534.5	$499.8	7%	$513.7	4%
Private Client Group assets under administration	$506.0	$475.4	6%	$485.6	4%
Private Client Group assets in fee-based accounts	$206.7	$186.2	11%	$196.1	5%
Financial assets under management	$71.7	$70.2	2%	$68.8	4%
Secured client lending (4)	$3.5	$3.2	9%	$3.4	3%

(1)	Estimated.

(2)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, as presented in the referenced reconciliation.

(3)
Refer to the reconciliation of net income to adjusted net income (GAAP to non-GAAP measures), on page 13. This computation utilizes the adjusted pre-tax income non-GAAP, as presented in the referenced reconciliation.

(4)	Includes client margin balances held by our broker-dealer subsidiaries and securities based loans available through RJ Bank.

Raymond James Financial, Inc.
Reconciliation of net income to adjusted net income (GAAP to non-GAAP measures)
(Unaudited)

We believe that the non-GAAP measures provide useful information by excluding material items that may not be indicative of our core operating results and that the GAAP and the non-GAAP measures should be considered together. The non-GAAP adjustments include acquisition-related expenses (associated with our acquisition of Mummert and our announced acquisitions of the US Private Client Services unit of Deutsche WM and 3Macs) net of applicable taxes. There are no non-GAAP adjustments to net income in the three months, or any quarterly period during the nine months, ended June 30, 2015. See the footnotes below for further explanation of each item.

The following table provides a reconciliation of the GAAP measures to the non-GAAP measures for the periods that include non-GAAP adjustments:

	Three months ended		Nine months ended
	June 30, 2016	March 31, 2016	June 30, 2016
	($ in thousands, except per share amounts)
Net income attributable to RJF - GAAP	$125,504	$125,847	$357,680

Non-GAAP adjustments:
Acquisition-related expenses (1)	13,445	6,015	21,332
Tax effect of non-GAAP adjustments (2)	(4,919)	(2,200)	(7,809)
Non-GAAP adjustments, net of tax	8,526	$3,815	13,523
Adjusted net income attributable to RJF - Non-GAAP	$134,030	$129,662	$371,203

Non-GAAP earnings per common share:
Non-GAAP basic	$0.95	$0.91	$2.61
Non-GAAP diluted	$0.93	$0.90	$2.56

Average equity - GAAP(3)	$4,691,374	$4,641,052	$4,637,898
Average equity - non-GAAP (3) (4)	$4,700,634	$4,644,142	$4,642,824

Return on equity for the quarter (annualized)	10.7%	10.8%	N/A
Return on equity for the quarter - non-GAAP (annualized) (5)	11.4%	11.2%	N/A

Return on equity - year to date	N/A	N/A	10.3%
Return on equity year to date - non-GAAP (5)	N/A	N/A	10.7%

Pre-tax income attributable to RJF - GAAP	$197,765	$198,118	$564,221
Total pre-tax non-GAAP adjustments	13,445	6,015	21,332
Adjusted pre-tax income attributable to RJF non-GAAP (6)	$211,210	$204,133	$585,553

Pre-tax margin on net revenues - GAAP	14.6%	15.1%	14.3%
Pre-tax margin on net revenues non-GAAP (6)	15.6%	15.6%	14.8%

(1)	The non-GAAP adjustment adds back to pre-tax income acquisition-related expenses incurred during each respective period associated with our acquisitions described above.

(2)
The non-GAAP adjustment reduces net income for the income tax effect of all the pre-tax non-GAAP adjustments, utilizing the year-to-date effective tax rate in such period to determine the current tax expense.

(3)
For the quarter, computed by adding the total equity attributable to RJF as of the date indicated plus the prior quarter-end total, divided by two. For the year-to-date period, computed by adding the total equity attributable to RJF as of each quarter-end date during the indicated year-to-date period, plus the beginning of the year total, divided by four.

(4)	The calculation of non-GAAP average equity includes the impact on equity of the non-GAAP adjustments described in the table above, as applicable for each respective period.

(5)
Computed by utilizing the adjusted net income attributable to RJF non-GAAP and the average equity non-GAAP, for each respective period. See footnotes (3) and (4) above for the calculation of average equity non-GAAP.

(6)	Computed by dividing the adjusted pre-tax income attributable to RJF by net revenues (GAAP basis), for each respective period.

Raymond James Bank Selected financial highlights (Unaudited)

Selected operating data:
	Three months ended
	June 30, 2016	June 30, 2015	% Change	March 31, 2016	% Change
	($ in thousands)
Net interest income	$123,687	$102,054	21%	$121,297	2%
Net revenues	$126,584	$103,873	22%	$125,260	1%
Bank loan loss provision (benefit)	$3,452	$(3,009)	NM	$9,629	(64)%
Pre-tax income	$88,930	$78,008	14%	$85,134	4%
Net charge-offs (recoveries)	$682	$(3,501)	NM	$1,516	(55)%
Net interest margin (% earning assets)	3.10%	3.09%	—	3.09%	—

	Nine months ended
	June 30, 2016	June 30, 2015	% Change
	($ in thousands)
Net interest income	$351,172	$298,633	18%
Net revenues	$360,240	$307,301	17%
Bank loan loss provision	$26,991	$10,293	162%
Pre-tax income	$239,929	$213,628	12%
Net charge-offs (recoveries)	$2,521	$(3,752)	NM
Net interest margin (% earning assets)	3.04%	3.08%	(1)%

RJ Bank Balance Sheet data:
	As of
	June 30, 2016		June 30, 2015	March 31, 2016
	($ in thousands)
Total assets (1)	$16,610,235		$13,811,404	$15,993,552
Total equity	$1,615,005		$1,487,147	$1,587,069
Total loans, net	$14,799,516		$12,053,678	$14,348,481
Total deposits (1)	$14,240,934		$11,518,724	$13,678,654
Available for Sale (AFS) securities, at fair value	$418,745		$303,824	$419,421
Net unrealized loss on AFS securities, before tax	$(1,592)		$(4,117)	$(3,078)
Common equity tier 1 capital ratio	12.7%	(2)	13.6%	12.7%
Tier 1 capital ratio	12.7%	(2)	13.6%	12.7%
Total capital ratio	14.0%	(2)	14.8%	14.0%
Tier 1 leverage ratio	10.1%	(2)	11.1%	10.1%
Commercial and industrial loans (3)	$7,319,194		$6,539,642	$7,283,214
Commercial Real Estate (CRE) and CRE construction loans (3)	$2,631,160		$1,889,047	$2,594,173
Residential mortgage loans (3)	$2,351,431		$1,950,603	$2,217,629
Securities based loans (3)	$1,827,446		$1,391,086	$1,704,630
Tax-exempt loans (3)	$701,339		$385,234	$610,274
Loans held for sale (3) (4)	$190,402		$83,583	$156,646

Continued on next page

(the text of the footnotes in the above tables are on the following page)

Raymond James Bank Selected financial highlights (Unaudited) (continued from previous page)

Credit metrics:
	As of
	June 30, 2016	June 30, 2015	March 31, 2016
	($ in thousands)
Allowance for loan losses	$196,882	$160,631	$194,220
Allowance for loan losses (as % of loans)	1.33%	1.33%	1.35%
Nonperforming loans (5)	$81,340	$59,218	$59,425
Other real estate owned	$4,760	$4,892	$4,458
Total nonperforming assets	$86,100	$64,110	$63,883
Nonperforming assets (as % of total assets)	0.52%	0.46%	0.40%
Total criticized loans (6)	$275,345	$263,499	$309,667
1-4 family residential mortgage loans over 30 days past due (as a % 1-4 family residential loans)	1.23%	1.85%	1.34%

The text of the footnotes to the above table and the tables on the previous page are as follows:

(1)	Includes affiliate deposits.

(2)	Estimated.

(3)	Outstanding loan balances are shown gross of unearned income and deferred expenses.

(4)	Primarily comprised of the guaranteed portions of Small Business Administration section 7(a) loans purchased from other financial institutions.

(5)	Nonperforming loans includes 90+ days past due plus nonaccrual loans.

(6)
Represents the loan balance for all loans in the Special Mention, Substandard, Doubtful and Loss classifications as utilized by the banking regulators. In accordance with its accounting policy, RJ Bank does not have any loan balances within the Loss classification as loans or any portion thereof, which are considered to be uncollectible, are charged-off prior to assignment to this classification.